Exhibit 23.1

                               BUSH & GERMAIN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 901 LODI STREET
                            SYRACUSE, NEW YORK 13203

                              PHONE: (315) 424-1145
                               FAX: (315) 424-1457

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 33-46836 and No. 333-64799 of Warwick Valley Telephone Company on Forms S-8 of our report dated January 30, 2003, except for Note 2 as to which the date is July 1, 2004 with respect to the consolidated financial statements of Warwick Valley Telephone Company for the two years ended December 31, 2002 included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.




/s/ Bush & Germain, P.C.
Syracuse, New York
November 8, 2004



                                      -38-